EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of Post Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of India Globalization Capital, Inc. of our report on the financial statements of India Globalization Capital, Inc. as of March 31, 2007 and 2006 and for the year ended March 31, 2007, the period from April 29, 2005 (inception) to March 31, 2006, and the cumulative period from April 29, 2005 (inception) to March 31, 2007 included in the 10-KSB of India Globalization Capital, Inc. for the year ended March 31, 2007 and the Schedule 14A Definitive Proxy Statement of India Globalization Capital, Inc. filed with the Securities and Exchange Commission on February 8, 2008. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
/s/Goldstein Golub Kessler LLP
New York, New York

March 12, 2008